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THE TOPPS COMPANY, INC.

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Topps Files Updated Investor Presentation

NEW YORK, July 18, 2006 — The Topps Company, Inc. (Nasdaq: TOPP) today announced that it has filed with the Securities and Exchange Commission (SEC) an update to its investor presentation. The new materials on slide 15 highlight, in a side-by-side comparison, the Company’s belief that Pembridge’s hand-picked nominees are clearly less qualified than Topps’ director nominees. The dissidents’ nominees appear to have no relevant experience, and, in fact, Pembridge’s nominees have very little business experience at all. In stark contrast, Topps’ director nominees possess — Arthur Shorin, Leonard Stern and Edward Miller — are highly respected and proven business leaders with decades of relevant experience in sports and entertainment, media and advertising, and banking and finance.

Topps believes that stockholders’ choice is clear and strongly urges Topps stockholders to vote ‘‘FOR’’ Topps’ experienced nominees by signing, dating and returning the WHITE proxy card TODAY.

Topps’ Director Nominees Possess The Critical Industry And Business Experience to Deliver Value to Topps Stockholders	The Dissident Nominees Are Not Qualified To Serve As Directors of Topps.
Arthur Shorin	Arnaud Ajdler
        Chairman of the Board and Chief
            Executive Officer since 1980.
        Strong relationships in sports/
            entertainment licensing communities and
            with international vendors.
        Led Merlin acquisition/global expansion,
            manufacturing relocation from
            Pennsylvania, new product initiatives,
            mini collectibles.
        Established continuing relationship with
Asian confectionery manufacturing group.	30 years-old; has spent the three years since finishing business school as an employee of the activist hedge fund, Crescendo Partners.
Leonard Stern	John Jones
        Founding Partner of SSK (Shepardson,
            Stern & Kaminsky), a communications
            firm offering advertising, public relations
            and marketing services.
        Head of Creative Artist Agency’s
            corporate advisory group since
            November 2005.
        Visiting Professor at the Yale School
of Management since 1991.	Worked at the same ‘‘boutique’’ investment
            bank as Timothy Brog.
        Consultant lawyer to Trump Entertainment
            Resorts and General Counsel for another
            gaming company.
        Held executive-level positions at RCN
            Corporation, which declared bankruptcy
in May 2004.
Edward Miller	Timothy Brog
        Senior Vice Chairman of the Chase
            Manhattan Corporation from 1996
            through July 1997.
        President and Chief Executive Officer
            of AXA Financial, Inc. from
            August 1997 through June 2001.
        Member of the Supervisory Board and
            Senior Advisor to the Chief Executive
            Officer of AXA Group from June 2001
            through June 2003.
        Director of The American Express
            Company, Korn/Ferry International
and Keyspan Corp.	President of Pembridge Capital
            Management, a small activist hedge fund
             with no public track record of performance
             and no employees.
        Worked at a law firm and the same
            ‘‘boutique’’ investment bank as
John Jones.

The updated investor presentation is available at www.sec.gov and at the Company’s website:

www.topps.com. Topps’ stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. If shares are held with a broker, stockholders may be able to vote their shares by telephone or by the Internet. If this option is unavailable, stockholders may simply follow the instructions on the Company’s ‘‘WHITE PROXY’’ card to assure a vote for Topps’ directors and the governance proposals. Stockholders are advised that if they have any questions or need any assistance in voting their shares, they should contact Topps’ proxy solicitor, Mackenzie Partners, Inc., toll-free at 1-800-322-2885.

The Board of Directors also urges Topps stockholders to vote FOR the binding amendments to the Company’s Certificate of Incorporation and By-laws to allow for the annual election of directors and to permit stockholders to call a special meeting.

About Topps
Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include ‘‘Ring Pop,’’ ‘‘Push Pop,’’ ‘‘Baby Bottle Pop’’ and ‘‘Juicy Drop Pop’’ lollipops as well as ‘‘Bazooka’’ bubble gum. Topps entertainment products include trading cards, sticker album collections, and collectible games. For additional information, visit http://www.topps.com.

Forward Looking
This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

Contacts:

Investors
The Topps Company, Inc.
Cathy Jessup, CFO
1-212-376-0466

Or

Mackenzie Partners, Inc.
Daniel Sullivan
1-212-929-5940 / 1-800-322-2885

Media
Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Sharon Goldstein
1-212-355-4449

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